Exhibit 99.1

FOR IMMEDIATE RELEASE

SPI Solar Announces Third-Quarter

2011 Financial Results

Revises 2011 Full-Year Net Sales Outlook from

$70 Million to Approximately $95 Million

ROSEVILLE, Calif.—November 10, 2011- SPI Solar (“SPI”) (OTCBB: SOPW) a leading vertically integrated photovoltaic (“PV”) solar developer of photovoltaic solar energy facilities (“SEF”), today announced results for the third quarter and nine months ended September 30, 2011.

Total net sales for the third quarter of 2011 were $22.1 million, up from $4.0 million for the third quarter of 2010, and up from $14.9 million for the prior quarter. Total net sales for the nine months ended September 30, 2011 were $42.6 million, up from $20.8 million for the nine months ended September 30, 2010.

Gross profit for the third quarter of 2011 was $1.4 million, compared with $555,000 for the third quarter of 2010 and with $1.3 million for the second quarter of 2011. SPI believes gross profit should improve gradually over the coming quarters with the completion of legacy projects, transition to new higher-margin projects and the impact of the Company’s strategic partnership with LDK Solar Co., Ltd. (“LDK”). The partnership enables SPI to source high-quality, low-cost solar modules without maintaining its own module manufacturing operations.

Total operating expenses for the third quarter of 2011 were $2.6 million, compared with $2.9 million for the third quarter of 2010 and with $3.4 million for the second quarter of 2011. Second-quarter 2011 included an impairment charge of $0.4 million against an asset held for sale. The improvement in total operating expenses both on a year-over-year and sequential basis was driven in part by the Company’s efforts to manage sales, general and administrative expenses while significantly growing total net sales.

Net loss for the third quarter of 2011 was $1.3 million, or ($0.01) per basic and diluted share. This compared with a net loss of $2.6 million, or ($0.05) per basic and diluted share, for the third quarter of 2010, and with a net loss of $2.4 million, or ($0.02) per basic and diluted share, for the prior quarter. Net loss for the nine months ended September 30, 2011 was $5.4 million, or ($0.04) per basic and diluted share. This compared with a net loss of $9.1 million, or ($0.17) per basic and diluted share, for nine months ended September 30, 2010.

Cash and cash equivalents at September 30, 2011 were $5.8 million compared with $1.4 million at December 31, 2010. During the third quarter, cash was used to fund project development and construction.

“This quarter’s financial results reflected our efforts to pursue sales opportunities and a more profitable business strategy,” said Stephen Kircher, CEO of SPI. “Our ability to accelerate project development through our partnership with LDK Solar is evidenced by the large KDC Solar LLC module order we announced today for New Jersey and a previously announced project in Greece. We believe these projects, along with a robust pipeline of business we currently anticipate for 2012, should provide a solid long-term growth trajectory.”

Recent Highlights:

•	Announced a $42-million order from KDC Solar LLC (“KDC”) for solar modules (see separate release issued today) to facilitate KDC’s build out of solar energy facility (SEF) projects in New Jersey.

•	Signed the first initial agreements for two SEF projects in New Jersey, comprising approximately 14 megawatts against its previously announced 150-megawatt preferred provider agreement with KDC Solar.

•	Appointed James Pekarsky, a 30-year high-tech veteran with extensive financial and operational expertise with numerous public and private companies as chief financial officer.

2011 Business Outlook:

As a result of the KDC order announced earlier today, the Company is revising its prior business outlook and expects total 2011 net sales to increase from $70 million to approximately $95 million.

Teleconference and Webcast on November 10:

SPI Solar plans to hold a teleconference to discuss its third-quarter results at 4:30 p.m. EST today. The call can be accessed by dialing 1-877-941-4774 when calling within the United States, or 1-480-629-9760 when calling internationally. A playback will be available through November 17, 2011. To listen to the playback, call 1-877-870-5176 within the United States (or 1-858-384-5517 internationally), and use PIN number 4485649.

This call is also being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=00008F4E, or by visiting www.spisolar.com or ViaVid’s website at www.viavid.net, where the webcast can be accessed through November 17, 2011.

A SPI Solar (OTCBB: SOPW):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. In particular, this release contains forward-looking statements regarding the Company’s expectations for KDC Solar LLC orders, as well as the viability and potential profitability of projects to be reviewed and pursued, and whether those projects will ultimately meet underwriting criteria, or financial modeling sufficient for the Company to undertake the projects. The commitments are to introduce and offer the projects, and the Company cannot predict whether all projects will fit within its financial model for execution, or upon terms that are acceptable to all parties involved. These statements also involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

Jim Pekarsky, CFO

SPI Solar

(916) 770-8160

jpekarsky@spisolar.com

Or,

Mike Anderson, Vice President Corporate Communications

SPI Solar

(916) 770-8119

manderson@spisolar.com

SOLAR POWER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)

(unaudited)

	As of September 30, 2011	As of December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$5,845	$1,441
Accounts receivable, net of allowance for doubtful accounts of $15 and $28 at September 30, 2011and December 31, 2010, respectively	10,146	5,988
Accounts receivable, related party	13,949	—
Note receivable	5,202	—
Costs and estimated earnings in excess of billings on uncompleted contracts	7,865	2,225
Costs and estimated earnings in excess of billings on uncompleted contracts - related party	450	—
Inventories, net	6,906	4,087
Asset held for sale	6,269	6,669
Prepaid expenses and other current assets	669	702
Restricted cash	250	285

Total current assets	57,551	21,397
Goodwill	435	435
Restricted cash	455	1,059
Property, plant and equipment, net	710	915

Total assets	$59,151	$23,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,488	$6,055
Accounts payable, related party	3,879	—
Accrued liabilities	2,085	4,298
Income taxes payable	11	2
Billings in excess of costs and estimated earnings on uncompleted contracts	1,359	1,767
Billings in excess of costs and estimated earnings on uncompleted contracts - related party	889	—
Loans payable and capital lease obligations	4,424	3,808

Total current liabilities	22,135	15,930
Loans payable and capital lease obligations, net of current portion	—	13
Other liabilities	1,443	—

Total liabilities	23,578	15,943

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized, none issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Common stock, par $0.0001, 250,000,000 shares authorized, 184,413,923 and 52,292,576 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	18	5

Additional paid in capital	75,288	42,114
Accumulated other comprehensive loss	(330)	(240)
Accumulated deficit	(39,403)	(34,016)

Total stockholders’ equity	35,573	7,863

Total liabilities and stockholders’ equity	$59,151	$23,806

SOLAR POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except for share data)

(unaudited)

	For Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net sales
Net sales	$15,841	$4,025	$30,142	$20,807
Net sales, related party	6,284	—	12,413	—

Total net sales	22,125	4,025	42,555	20,807

Cost of goods sold
Cost of goods sold	14,391	3,470	27,578	18,518
Cost of goods sold, related party	6,353	—	11,766	—

Total cost of goods sold	20,744	3,470	39,344	18,518

Gross profit	1,381	555	3,211	2,289

Operating expenses:
General and administrative	1,607	1,636	5,075	5,999
Sales, marketing and customer service	856	1,035	2,243	3,093
Engineering, design and product management	154	220	495	803
Impairment charge	—	—	400	—

Total operating expenses	2,617	2,891	8,213	9,895

Operating loss	(1,236)	(2,336)	(5,002)	(7,606)
Other income (expense):
Interest expense	(70)	(289)	(478)	(332)
Interest income	48	2	71	2
Other, net	—	25	32	(1,160)

Total other expense	(22)	(262)	(375)	(1,490)

Loss before income taxes	(1,258)	(2,598)	(5,377)	(9,096)
Income tax expense	—	—	10	3

Net loss	$(1,258)	$(2,598)	$(5,387)	$(9,099)

Net loss per common share
Basic and diluted	$(0.01)	$(0.05)	$(0.04)	$(0.17)

Weighted average number of common shares used in computing per share amounts
Basic and diluted	184,322,619	52,292,576	126,699,592	52,292,576